UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _______________________________________
FORM 8-K
  _______________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2025
  _______________________________________

UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)
  _______________________________________

Delaware	0-21044	33-0204817
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)
15147 N. Scottsdale Road, Suite H300, Scottsdale, Arizona 85254-2494
(Address of principal executive offices and zip code)
(480) 530-3000
(Registrant’s telephone number, including area code)
  _______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	UEIC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 19, 2025, Paul D. Arling informed the Board of Directors of Universal Electronics Inc. (the “Company”) that he would retire from his position as Chief Executive Officer the Company, effective as of the earlier of April 30, 2025, or the date a new Chief Executive Officer commences employment with the Company. Mr. Arling will remain as the Company’s Chairman of the Board until his term ends at this year’s Annual Meeting of Stockholders, which is currently scheduled for May 27, 2025. Mr. Arling’s retirement from the Company is not the result of any disagreement on matters relating to the Company’s operations, policies, or practices.
In this connection, Mr. Arling and the Company entered into a Transition Agreement and Release of Claims dated March 19, 2025 (the “Transition Agreement”). Subject to the terms and conditions of the Transition Agreement, Mr. Arling will continue to receive his current base salary and benefits through April 30, 2025. Mr. Arling will also be entitled to a severance in the amount of $275,000 and continued health benefits through April 30, 2026, in exchange for a release of claims and other covenants which are set forth in the Transition Agreement. Mr. Arling will also qualify for benefits under the terms of his equity awards as a result of entering into the Transition Agreement. The foregoing description of the Transition Agreement is not complete and is subject to and qualified in its entirety by the complete text of the Transition Agreement, which is filed as Exhibit 10.1 of this Current Report on Form 8-K and in incorporated herein by this reference.
Additionally, under the terms of the Transition Agreement, and subject to Mr. Arling’s execution of an effective release of claims, Mr. Arling and the Company are obligated to enter into a Consulting Agreement with Mr. Arling, effective May 1, 2025 (the “Consulting Agreement”). Pursuant to the terms of the Consulting Agreement, Mr. Arling will continue to provide transition services through June 30, 2025, to support the Company and management in the transition of a new Chief Executive Officer, including with respect to current management and customer relations. In exchange, the Company will pay Mr. Arling an aggregate amount of $140,000. The foregoing description of the Consulting Agreement is not complete and is subject to and qualified in its entirety by the complete text of the Consulting Agreement, the form of which is included as Attachment B of the Transition Agreement and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

(d)Exhibits. The following exhibits are furnished with this report.
Exhibit No.    Description
10.1        Form of Transition Agreement and Release of Claims (including form of Consulting Agreement) dated March 19, 2025 by and between Universal Electronics Inc. and Paul D. Arling (filed herewith)
104         Cover Page to this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.

Date: March 21, 2025	By: /s/ Bryan M. Hackworth
Bryan M. Hackworth
Chief Financial Officer
(Principal Financial Officer)

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